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                                                                   Exhibit 10.33

To:    Zack Bergreen

From:  Jack Phillips

Date:  May 15, 1997

Re:    Promotion to Vice President and CFO

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The following outlines our agreement on the terms of my promotion to Vice
President and CFO of Astea International effective May 16, 1997:

1.  Annual salary increased to $125,000.

2. Incentive stock options to be granted; 25,000 on December 31, 1997 and 25,000 on my first anniversary as CFO, May 16, 1997, with vesting under both grants over a four year period.

3. In the event of my involuntary termination, for reasons other than just cause, I will receive a minimum of three months severance at my then current salary.

4. Annual incentive bonus to be awarded in accordance with the senior management bonus program. This bonus will be based 70% on Company revenues and profitability and 30% on personal objectives as outlined.

I hope this outlines your understanding of our agreement. I look forward to working with you in my new role and moving Astea forward together and would like to thank you once again for offering me this opportunity.

/s/ Jack Phillips                    /s/ Zack Bergreen
---------------------------          -------------------------------
Jack Phillips, V.P. and CFO          Zack Bergreen, Pres. and CEO


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